Exhibit 10.1

STOCK PURCHASE AND
REORGANIZATION AGREEMENT

This Stock Purchase and Reorganization Agreement (hereinafter the "Agreement") is made and entered into as of September 25, 2009, by and among CaseyCorp Enterprises, Inc., a Nevada corporation (hereinafter "CaseyCorp"), EZSellGold.com, Inc. (“GoldCorp”) and the stockholders of GoldCorp identified on Exhibit ‘A” hereto (collectively, the “Stockholders”).  The Stockholders are all the stockholders of GoldCorp.

AGREEMENT

In consideration of the terms hereof, the parties hereto agree as follows:

ARTICLE I - PURCHASE AND SALE OF STOCK

1.1           Transfer of Stock

Subject to the terms and conditions hereof, on the Closing Date (as defined below), the Stockholders shall sell, convey, transfer, assign and deliver to CaseyCorp, and CaseyCorp shall purchase from the Stockholders, all of the issued and outstanding common shares of GoldCorp, no par value (the “GoldCorp Stock”) in exchange for the Purchase Price set forth in Section 1.4 below.

1.2           The Closing

The closing of this Agreement (the “Closing”) shall occur on September 25, 2009 (the “Closing Date”) at such time and location as the parties hereto shall agree.

1.3           Deliveries at the Closing

On the Closing Date in order to effectuate the transfer of the GoldCorp Stock:

(a)  The Stockholders shall deliver to CaseyCorp certificates representing all of the GoldCorp Stock, free and clear of any claim, lien, pledge, option, charge, easement, security interest, right-of-way, encumbrance, restriction on sale or transfer, preemptive right or option or any other right of any third party of any nature whatsoever (“Encumbrance”), duly endorsed in blank for transfer or accompanied by stock powers duly executed in blank.

(b) CaseyCorp shall deliver the consideration of the Purchase Price as set forth in Section 1.4 below.

(c) GoldCorp, the Stockholders and CaseyCorp shall each deliver all documents, certificates, agreements and instruments required to be delivered pursuant to Articles IV and V; and

(d)  All instruments and documents executed and delivered to any party pursuant hereto shall be in a form and substance, and shall be executed in a manner, reasonably satisfactory to the receiving party.

1.4           Purchase Price

Subject to the terms and conditions of this Agreement, the total purchase price for the GoldCorp Stock (the “Purchase Price”) shall be 5,625,000 shares of CaseyCorp common stock, $0.0001 par value (the “Consideration Shares”). The Consideration Shares will be allocated among the Stockholders in proportion to their holdings of GoldCorp immediately prior to the Closing.

1.5           Assistance in Consummation of the Purchase and Sale of  Stock

The Stockholders, GoldCorp and CaseyCorp shall provide all reasonable assistance to, and shall cooperate with, each other to bring about the consummation of the purchase and sale of the GoldCorp Stock and the other transactions contemplated herein as soon as possible in accordance with the terms and conditions of this Agreement.

ARTICLE II - REPRESENTATIONS AND WARRANTIES
OF GOLDCORP AND THE STOCKHOLDERS

GoldCorp and the Stockholders jointly and severally represent and warrant to CaseyCorp, as of the date of this Agreement and as of the Closing, all as follows in this Article II:

(a)           Each of the Stockholders is the sole and registered owner of that number of shares of the Stock set forth opposite such Stockholder’s name on Exhibit A with good title thereto, free and clear of any Encumbrance.

(b)           Immediately prior to the  Closing, the outstanding capitalization of GoldCorp shall consist of 100 shares of GoldCorp Common Stock. The GoldCorp Stockholders listed on the attached Exhibit "A" are the sole record and beneficial owners of the issued and outstanding common stock of GoldCorp. The shares of GoldCorp Common Stock are free from claims, liens, or other encumbrances, and at the Closing Date said GoldCorp Stockholder will have good title and the unqualified right to transfer and dispose of such shares GoldCorp Common Stock.

(c)           GoldCorp has no outstanding or authorized capital stock, warrants, options or convertible securities.

(d)           The GoldCorp audited financial statements for the period from its inception through December 31, 2008 (the “GoldCorp Audited Financial Statements”) are true and accurate, in accordance with the books and records of GoldCorp, and present fairly in all material respects the financial position and results of operations of GoldCorp as of the times and for the periods referred to therein, in each case in accordance with generally accepted accounting principles under current United States accounting rules and regulations, consistently applied (“GAAP”).  All of the financial books and records of GoldCorp have been made available to CaseyCorp, and such books and records completely and fairly record in all material respects GoldCorp’s financial affairs, which would normally be recorded in financial books and records. There are no material liabilities or obligations, either fixed or contingent, not disclosed in the GoldCorp Audited Financial Statements or in any exhibit thereto or notes thereto other than liabilities, contracts or obligations incurred in the ordinary course of business; and no such liabilities, contracts or obligations in the ordinary course of business constitute liens or other liabilities which materially alter the financial condition of GoldCorp as reflected in the GoldCorp Audited Financial Statements. GoldCorp has good title to all assets shown on the GoldCorp Audited Financial Statements subject only to dispositions and other transactions in the ordinary course of business, the disclosures set forth therein and liens and encumbrances of record.

(e)           Since the date of the GoldCorp Audited Financial Statements, there have not been any material adverse changes in the financial position of GoldCorp except changes arising in the ordinary course of business, which changes will in no event materially and adversely affect the financial position of GoldCorp.

(f)           GoldCorp is not a party to any material pending litigation or, to its best knowledge, any governmental investigation or proceeding, not reflected in the GoldCorp Financial Statements, and to its best knowledge, no material litigation, claims, assessments or any governmental proceedings are threatened against GoldCorp.

(g)           GoldCorp is in good standing in its jurisdiction of incorporation, and is in good standing and duly qualified to do business in each jurisdiction where required to be so qualified except where the failure to so qualify would have no material negative impact on GoldCorp.

(h)           GoldCorp has (or, by the Closing Date, will have) filed all material tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed and has (or will have) paid or made adequate provisions for all taxes or assessments which have become due as of the Closing Date.

(i)           GoldCorp has not materially breached any material agreement to which it is a party. GoldCorp has previously given CaseyCorp copies or access thereto of all material contracts, commitments and/or agreements to which GoldCorp is a party including all relationships or dealings with related parties or affiliates.

(j)           GoldCorp has no subsidiaries.

(k)           GoldCorp has made all material corporate financial records, minute books, and other corporate documents and records available for review to present management of CaseyCorp prior to the Closing Date, during reasonable business hours and on reasonable notice.

(l)           The execution of this Agreement does not materially violate or breach any material agreement or contract to which GoldCorp is a party and has been duly authorized by all appropriate and necessary corporate action under other applicable law and GoldCorp, to the extent required, has obtained all necessary approvals or consents required by any agreement to which GoldCorp is a party.

(m)           All disclosure information provided by GoldCorp which is to be set forth in disclosure documents of CaseyCorp or otherwise delivered to CaseyCorp by GoldCorp for use in connection with the transaction described herein is true, complete and accurate in all material respects.

ARTICLE III - REPRESENTATIONS AND WARRANTIES
OF CASEYCORP.

Except as is otherwise described in the applicable Schedules, CaseyCorp represents and warrants to CaseyCorp and the Stockholders, as of the date of this Agreement and as of the Closing, all as follows in this Article III:

(a)  As of the Closing Date, the Consideration Stock, to be issued and delivered to the GoldCorp Stockholders hereunder will, when so issued and delivered, constitute, duly authorized, validly and legally issued shares of CaseyCorp common stock, fully-paid and non-assessable.

(b)           CaseyCorp has the corporate power and authority to enter into this Agreement and to perform its respective obligations hereunder.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action, including the board of directors of CaseyCorp.  The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which CaseyCorp is a party or by which its assets and properties are bound, and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to CaseyCorp or its properties.  The execution and performance of this Agreement will not violate or conflict with any provision of the Certificate of Incorporation or by-laws of CaseyCorp.

(c)           CaseyCorp has delivered to GoldCorp a true and complete copy of Form 10-K for the period ending December 31, 2008 and its Form 10-Q for the periods ended March 31, 2009 and June 30, 2009 (the "CaseyCorp Financial Statements").  The CaseyCorp Financial Statements are complete, accurate and fairly present the financial condition of CaseyCorp as of the dates thereof and the results of its operations for the periods then ended.  There are no liabilities or obligations either fixed or contingent not reflected therein.  The CaseyCorp Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of CaseyCorp as of the dates thereof and the results of its operations and changes in financial position for the periods then ended.

(d)           Since December 31, 2008, there have not been any material adverse changes in the financial condition of CaseyCorp.

(e)           CaseyCorp is not a party to or the subject of any pending litigation, claims, decrees, orders, stipulations or governmental investigation or proceeding not reflected in the CaseyCorp Financial Statements or otherwise disclosed herein, and there are no lawsuits, claims, assessments, investigations, or similar matters, against or affecting CaseyCorp, its management or its properties. CaseyCorp has complied in all material respects with all laws, statutes, ordinances, regulations, rules, decrees or orders applicable to it.

(f)           CaseyCorp is duly organized, validly existing and in good standing under the laws of the State of Nevada; has the corporate power to own its property and to carry on its business as now being conducted and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material negative impact on it.

(g)           CaseyCorp has filed all federal, state, county and local income, excise, property and other tax, governmental and/or related returns, forms, or reports, which are due or required to be filed by it prior to the date hereof, except where the failure to do so would have no material adverse impact on CaseyCorp, and has paid or made adequate provision in the CaseyCorp Financial Statements for the payment of all taxes, fees, or assessments which have or may become due pursuant to such returns or pursuant to any assessments received. CaseyCorp is not delinquent or obligated for any tax, penalty, interest, delinquency or charge.

Each such tax return or report is correct and complete in all material respects and fully discloses and does not understate the income, taxes, expenses, deductions and credits for the period to which it relates.  Up to and including the Closing Date, no claim has been made against CaseyCorp by any authority in a jurisdiction in which it does not file a return that it is or may be subject to any taxes in that jurisdiction. CaseyCorp has not received notice of any actions, suits, proceedings, investigations or claims pending or threatened against CaseyCorp in respect of any taxes nor are any matters relating to any taxes under discussion with any governmental authority.

(h)           Except as disclosed in CaseyCorp’s SEC filings, there are no existing options, calls, warrants, preemptive rights or commitments of any character relating to the issued or unissued capital stock or other securities of CaseyCorp, except as contemplated in this Agreement and there exist no liens or other securities interests in any assets of CaseyCorp.

(i)           The corporate financial records, minute books, and other documents and records of CaseyCorp have been made available to GoldCorp prior to the Closing, shall be delivered to new management of CaseyCorp at Closing and are correct and accurate in all material respects and reflect all decisions made by the Board of Directors and the shareholders of CaseyCorp.

(j)           CaseyCorp has not breached, nor is there any pending, or to the knowledge of management, any threatened claim that CaseyCorp has breached, any of the terms or conditions of any agreements, contracts or commitments to which it is a party or by which it or its assets are is bound.  The execution and performance hereof will not violate any provisions of applicable law or any agreement to which CaseyCorp is subject. CaseyCorp hereby represents that it has no business operations or material assets and it is not a party to any material contract or commitment other than appointment documents with its transfer agent, and that it has disclosed to CaseyCorp all relationships or dealings with related parties or affiliates.

           (k)           CaseyCorp common stock is currently approved for quotation on the OTC Bulletin Board under the symbol "CCPR" and there are no stop orders in effect or contemplated with respect thereto and no facts exist which may give rise there. CaseyCorp has filed all reports required to be filed by CaseyCorp pursuant to the Securities Act of 1934, as amended. CaseyCorp has not been informed, and has no reason to believe, that its common stock will be delisted or suspended by FINRA. CaseyCorp has fully complied will all applicable securities laws and regulations and is not in default of any of its obligations thereunder.

(l)           All information regarding CaseyCorp which has been provided to GoldCorp or otherwise disclosed in connection with the transactions contemplated herein, is true, complete and accurate in all material respects. CaseyCorp has provided to GoldCorp all material information regarding CaseyCorp.

(m)           Immediately prior to the  Closing, the outstanding capitalization of CaseyCorp shall consist of no more than 16,875,000 shares of common stock and 1,000 shares of Series A preferred stock.

(n)           The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (a) constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of law or any judgment, decree, order, regulation or rule of any court or other governmental authority applicable to CaseyCorp, (b) require any consent, approval or authorization of, or declaration, filing or registration with, any person, except for compliance with applicable securities laws and the filing of all documents necessary to consummate the transaction with any governmental entity, (c) result in a default (with or without the giving of notice or lapse of time, or both) under, acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any agreement, lease, note or other restriction, encumbrance, obligation or liability to which CaseyCorp is a party or by which either is bound or to which any of their assets are subject, (d) result in the creation of any material lien or encumbrance upon the assets of CaseyCorp or the funds being delivered in connection herewith, or (e) conflict with or result in a breach of or constitute a default under any provision of the charter documents of CaseyCorp.

(o)           CaseyCorp does not have any agreements of any nature to acquire, directly or indirectly, any shares of capital stock, or other equity or ownership interest in, any person, firm or corporation, or its assets.

(p)           There is no requirement to make any filing, give any notice to or obtain any license, permit, certificate, regulation, authorization, consent or approval of, any governmental or regulatory authorities as a condition to the lawful consummation of the transactions contemplated by this Agreement except for the filings, notifications, consents and approvals described in this Agreement.

(r)           All disclosure information provided by CaseyCorp which was delivered to GoldCorp for use in connection with the transaction described herein is true, complete and accurate in all material respects.

(s)           As of the Closing, including the outstanding capitalization of CaseyCorp shall be as follows:

Common Stock
Pre-Closing Stockholders	16,875,000
Former EZSell Gold, Inc. Stockholders	5,625,000
Total	22,500,000
Series A Preferred Stock
Total	1,000

ARTICLE IV
CONDITIONS PRECEDENT

4.1           Conditions Precedent to the Obligations of GoldCorp and The GoldCorp Stockholders.

All obligations of GoldCorp under this Agreement are subject to the fulfillment, prior to or as of the Closing and/or the Closing Date, as indicated below, of each of the following conditions:

(a)           The representations and warranties by or on behalf of CaseyCorp contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of such time.

(b)           CaseyCorp shall have performed and complied with all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this Agreement to be performed or complied with or executed and delivered by it prior to or at the Closing.

(c)           On or before the Closing Date, CaseyCorp shall have delivered to GoldCorp certified copies of resolutions of the board of directors of CaseyCorp approving and authorizing the execution, delivery and performance of this Agreement and authorizing all of the necessary and proper action to enable CaseyCorp to comply with the terms of this Agreement including the election of GoldCorp's nominee to the Board of Directors of CaseyCorp and all matters outlined herein.

(d)           At the Closing, all instruments and documents delivered to GoldCorp and GoldCorp Stockholders pursuant to the provisions hereof shall be reasonably satisfactory to legal counsel for GoldCorp.

4.2           Conditions Precedent to the Obligations of CaseyCorp.

All obligations of CaseyCorp under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

(a)           The representations and warranties by GoldCorp and the GoldCorp Stockholders contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing as though such representations and warranties were made at and as of such time.

(b)           GoldCorp shall have performed and complied with, in all material respects, all covenants, agreements, and conditions required by this Agreement to be performed or complied with prior to or at the Closing.

4.3           Nature and Survival of Representations.

All representations, warranties and covenants made by any party in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby for one year from the Closing.  All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement and not upon any investigation upon which it might have made or any representation, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

ARTICLE V
DOCUMENTS DELIVERED AT CLOSING

5.1           Documents at Closing.

At the Closing, the following documents shall be delivered:

(a) GoldCorp will deliver, or will cause to be delivered, to CaseyCorp the following:

(i)  a certificate executed by the President and Secretary of GoldCorp to the effect that all representations and warranties made by GoldCorp under this Agreement are true and correct as of the Closing, the same as though originally given to CaseyCorp on said date;

(ii)  such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement;

(iii)  certified copies of resolutions adopted by the directors of GoldCorp authorizing this transaction;

 (iv)  GoldCorp’s certified audit for the period ended December 31, 2008; and

(v)  all other items, the delivery of which is a condition precedent to the obligations of GoldCorp as set forth herein.

(b) CaseyCorp will deliver or cause to be delivered to GoldCorp:

(i)  stock certificates representing the Consideration Shares to be issued as the Purchase Price;

(ii)  a certificate of the President of CaseyCorp, to the effect that all representations and warranties of CaseyCorp made under this Agreement are true and correct as of the Closing, the same as though originally given to GoldCorp on said date;

(iii)  certified copies of resolutions adopted by CaseyCorp’s board of directors authorizing the transaction contemplated hereunder and all related matters described herein; and

(iv)  such other instruments and documents as are required to be delivered pursuant to the provisions of this Agreement;

ARTICLE VI
INDEMNIFICATION

           6.1           Indemnification.

For a period of one year from the Closing, CaseyCorp agrees to indemnify and hold harmless GoldCorp and the GoldCorp Shareholders, and GoldCorp agrees to indemnify and hold harmless CaseyCorp, at all times after the date of this Agreement against and in respect of any liability, damage or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses including attorney's fees incident to any of the foregoing, resulting from any material misrepresentations made by an indemnifying party to an indemnified party, an indemnifying party's breach of covenant or warranty or an indemnifying party's nonfulfillment of any agreement hereunder, or from any material misrepresentation in or omission from any certificate furnished or to be furnished hereunder.

ARTICLE VII
COVENANTS

7.1           Tax Free Reorganization.

It is intended by the parties that the Reorganization will constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended, and the parties agree that if modification of the terms of this Agreement in a non-material manner to attain such qualification is necessary, they will negotiate in good faith to make such required modifications.

7.2           ’34 Act Compliance.

CaseyCorp shall continue to comply with all of the provisions applicable to it of the Securities Exchange Act of 1934, as amended.

ARTICLE VIII
MISCELLANEOUS

8.1           Miscellaneous.

(a)  Public Announcement.  Until the Closing, CaseyCorp shall not make or issue, or cause to be made or issued, any announcement or written statement concerning this Agreement or the transactions contemplated hereby for dissemination to the general public without the prior consent of GoldCorp except, as determined by CaseyCorp, to be required by law.

(b)  Further Assurances.  At any time, and from time to time, after the Closing Date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

(c)  Waiver.  Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

(d)  Amendment.  This Agreement may be amended only in writing as agreed to by all parties hereto.

(e)  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested to the following addresses:

To CaseyCorp:

To GoldCorp:

To the Stockholders:

(f)  Headings.  The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(g)  Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(h)  Governing Law.  This Agreement shall be construed and enforced in accordance with the laws of the State of New York.

(i)  Binding Effect.  This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

(j)  Entire Agreement.  This Agreement and the attached Exhibits constitute the entire agreement of the parties covering everything agreed upon or understood in the transaction.  There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

(k)  Severability.  If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

CaseyCorp Enterprises, Inc. By: /s/ Eduard Musheyev Title: President EZSellGold.com, Inc. By: /s/ Eduard Musheyev Title: President The Stockholders By: /s/ Eduard Musheyev